   As filed with the Securities and Exchange Commission on February 16, 2000

                                                      Registration No. 333-74457

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------

                              AMENDMENT NO. 3 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                            ----------------------

            Distribution Financial Services Floorplan Master Trust

                          (Issuer and Co-Registrant)
                            ----------------------

                     Deutsche Floorplan Receivables, L.P.
            (Exact Name of Registrant as Specified in its Charter)

                Delaware                            655 Maryville Centre Drive                     88-0355652
    (State or other Jurisdiction of                 St. Louis, Missouri 63141                   (I.R.S. Employer
     Incorporation or Organization)                       (314) 523-3000                     Identification Number)

              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)
                            ----------------------

                              Naran U. Burchinow
                   Senior Vice President and General Counsel
                    Deutsche Financial Services Corporation
                          655 Maryville Centre Drive
                           St. Louis, Missouri 63141
                                (314) 523-3905
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                            ----------------------

                                With copies to:
               Marc L. Klyman                               Stuart M. Litwin
            Mayer, Brown & Platt                          Mayer, Brown & Platt
           190 S. LaSalle Street                         190 S. LaSalle Street
          Chicago, Illinois  60603                       Chicago, Illinois60603
               (312) 701-8053                                 (312) 701-7373

  Approximate date of commencement of proposed sale to the public: As soon as practicable after Registration Statement becomes effective.
                            ----------------------

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                            ----------------------

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                                Proposed           Proposed Maximum      Amount of
           Title of                    Amount to             Maximum Offering      Aggregate Offerin     Registration
 Securities to Be Registered      Be Registered/(1)/       Price Per Unit/(2)/        Price/(2)/           Fee/(3)/
-----------------------------------------------------------------------------------------------------------------------
Asset Backed Certificates......   $   3,000,000,000                100%           $    3,000,000,000      $    792,000
=======================================================================================================================

/(1)/ This Registration Statement relates to the initial offering from time to time of the Asset Backed Certificates. This Registration Statement also relates to any resales of Asset Backed Certificates in market making transactions by Deutsche Bank Securities Inc., an affiliate of the Registrant, to the extent required.
/(2)/  Estimated solely for purposes of calculating the registration fee.

/(3)/  All of which was previously paid.

                           ----------------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the estimated expenses in connection with the offering of the certificates being registered under this Registration Statement, other than underwriting discounts and commissions:


     SEC registration fee....................................  $  792,000

     Accounting fees and expenses............................  $   50,000

     Printing and engraving..................................  $  150,000

     Legal fees and expenses.................................  $  300,000

     Trustee fees and expenses...............................  $   30,000

     Blue sky fees and expenses..............................  $   10,000

     Rating agency fees......................................  $  300,000

     Miscellaneous...........................................  $   50,000


           Total.............................................  $1,682,000
                                                               ==========

Item 15.  Indemnification of Directors and Officers.

     Article NINTH of the articles of incorporation of Deutsche Floorplan Receivables, Inc. (referred to in that Article as the " Corporation") provides that:

          The Corporation shall indemnify any person who is or was a director or officer of the Corporation, with respect to actions taken or omitted by such person in any capacity in which such person serves the Corporation, to the full extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer, as the case may be, and shall inure to the benefit of such person's heirs, executors and personal legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any person in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized in advance, or unanimously consented to, by the Board of Directors of the Corporation. Directors and officers of the Corporation shall have the right to be paid by the Corporation expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation. The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right that any person may have or hereafter acquire under these Articles of Incorporation, the By-Laws, any statute, agreement, vote of stockholders or disinterested directors, or otherwise. Any repeal or modification of this Section by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to advancement of expenses that any person may have at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

     Section 4 of the by-laws of Deutsche Floorplan Receivables, Inc. (referred to in that Section as the " Corporation") provides as follows:

          4.  INDEMNIFICATION.

                 (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                 (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                 (c) To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
          (a) or (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                 (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the Board by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or
          (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                 (e) Expenses incurred by a Director or officer in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of any undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

                 (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                 (g) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

                 (h) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

          Section 78.7502 of the Nevada Revised Statutes provides that a corporation may (and that in certain circumstances a corporation is required to) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement incurred in connection with the action, suit or proceeding. Section 78.752 of the Nevada Revised Statutes provides that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for any liability asserted against such person and liability and expenses incurred by such person in such person's capacity as a director, officer, employee or agent, or arising out of such person's status as such, whether or not the corporation has the authority to indemnify such person against such liability and expenses.

          Deutsche Bank AG maintains a directors and officers liability insurance policy with respect to certain direct and indirect subsidiaries, including Deutsche Floorplan Receivables, Inc. In general, the policy insures the officers and directors of Deutsche Floorplan Receivables, Inc. against loss arising from wrongful acts or omissions, subject to the terms and conditions contained in the policy.

Item 16.  Exhibits.

        1.1*   Form of Underwriting Agreement
        3.1*   Form of Agreement of Limited Partnership of the Registrant
        4.1*   Form of Pooling and Servicing Agreement
        4.2*   Form of supplement (including forms of certificates)
        5.1*   Opinion of Mayer, Brown & Platt as to legality of the
               Certificates
        8.1**  Opinion of Mayer, Brown & Platt as to certain U.S. tax matters
        8.2*   Opinion of Bryan Cave LLP as to certain Missouri tax matters
       10.1*   Form of Receivables Contribution and Sale Agreement
       23.1*   Consent of Mayer, Brown & Platt as to legality opinion (included in exhibit 5.1)
       23.2**  Consent of Mayer, Brown & Platt as to U.S. tax opinion (included in exhibit 8.1 hereof)
       23.3*   Consent of Bryan Cave LLP (included in exhibit 8.2 hereof)
       24.1*   Power of Attorney (included in Part II of the registration statement filed on March 16, 1999)

*  Previously filed.
** Filed with this amendment.

Item 17.  Undertakings.

(a)    As to Rule 415:

       The undersigned Registrants hereby undertake:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                      (b) As to documents subsequently filed that are incorporated by reference:

                                 The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants' annual report pursuant to
                                 Section 13(a) or 15(d) of the Securities
                                 Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                         (c)     As to indemnification:

                                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         (d) The undersigned Registrants hereby undertake that:

                                 (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act will be deemed to be part of this Registration Statement as of the time it was declared effective.

                                 (2)   For the purpose of determining any
                         liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus will be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                         (e) The undersigned Registrants hereby undertake to file in a current report a Form 8-K or in a post-effective amendment an opinion with respect to any Federal tax consequences material to an investor with regard to a specific series to be issued pursuant to this Registration Statement where such tax consequences have not been addressed in the prospectus or the prospectus supplement related to such series.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 (and that the security rating requirement will be met at the time of sale) and each of the Registrants has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri on February 16, 2000.

                                        Deutsche Floorplan Receivables, L.P.,
                                        on behalf of itself

                                        By:  Deutsche Floorplan Receivables,
                                             Inc., its General Partner


                                        By: /s/ Richard H. Schumacher
                                           -----------------------------------
                                        Name:  Richard H. Schumacher
                                             ---------------------------------
                                        Title: President and Treasurer
                                              --------------------------------

                                        Deutshe Floorplan Receivables,
                                        L.P., on behalf of Distribution
                                        Financial Services Floorplan
                                        Master Trust

                                        By: Deutsche Floorplan Receivables,
                                        Inc., its General Partner

                                        By: /S/ Richard H. Schumacher
                                           ----------------------------------
                                        Name: Richard H. Schumacher
                                             --------------------------------
                                        Title: President and Treasurer
                                              -------------------------------

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons for Deutsche Floorplan Receivables, L.P. in the capacities and on the dates indicated below.


         Signature                                 Title                                    Date
         ---------                                 -----                                    ----
         *                                  President and Treasurer                     February 16, 2000
    ------------------------------
        Richard H. Schumacher               (Principal Executive Officer and
                                            Principal Financial Officer)

         *                                  Senior Vice President and Controller        February 16, 2000
    ------------------------------
         Stephen J. Gentry                  (Principal Accounting Officer)


         *                                  Director                                    February 16, 2000
    ------------------------------
          Richard C. Goldman


         *                                  Director                                    February 16, 2000
    ------------------------------
             C. Don Brown


         *                                  Director                                    February 16, 2000
    ------------------------------
               Phil Stout


          *IN WITNESS WHEREOF, Naran U. Burchinow has signed this Amendment No. 3 to the Registration Statement on February 16, 2000 on behalf of the officers and directors named above as their attorney-in-fact under a power of attorney.


                                                /s/ Naran U. Burchinow
                                          -----------------------------------
                                                    Naran U. Burchinow